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                Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
                relating to the issuance of shares of securities
                      pursuant to the Consulting Agreement
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                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301

                                 April 28, 1997

Aquagenix, Inc.
6500 N.W. 15th Avenue
Fort Lauderdale, FL  33309

      Re: Registration Statement on Form S-8 - Aquagenix, Inc. - Common Stock issued pursuant to Agreement with Advisor

Gentlemen:

      This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Aquagenix, Inc. (the "Company") of an aggregate of 100,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), issued pursuant to an Agreement with First Taconic Capital Corp. (the "Agreement").

      In our capacity as special counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Agreement, the Company's Certificate of Incorporation (as amended), By-Laws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

      Based upon and in reliance of the foregoing, we are of the opinion that the shares of Common Stock when issued in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                       Very truly yours,

                                       ATLAS, PEARLMAN, TROP & BORKSON, P.A.


                                       /s/ Atlas, Pearlman, Trop & Borkson, P.A.